Exhibit 23.2
Consent of Independent Auditors
We consent to the reference to our firms under the caption “Experts” and to the use of our report dated July 24, 2020 with respect to the consolidated financial statements of Peugeot S.A., included in this Amendment No. 3 to the Registration Statement (Form F-4 No. 333-240094) and related Prospectus of Fiat Chrysler Automobiles N.V. for the registration of 520,767,016 common shares.

/s/ Mazars	/s/ Ernst & Young et Autres

Paris La Défense, France
November 16, 2020